[LOGO]  Sewell and Company, PA
        Certified Public Accountants







April 2, 2001



Safe Technologies International, Inc.
2875 S. Ocean Blvd.
Palm Beach, FL 33480

TO THE OFFICERS AND DIRECTORS OF THE COMPANY


We hereby consent to the use of our financial statements prepared on the Company's behalf for Fiscal year 1999 and their incorporation into the financial statements prepared by Michaelson and Co. for Fiscal Year 2000.



Very truly yours,



/s/ Thomas E. Sewell
--------------------------------
Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA